                                                                   EXHIBIT 4.1.1



                           RESTATED LIMITED GUARANTY
                           -------- ------- --------


        GUARANTY, dated as of May 31, 1991 and restated as of April 7, 1992 by XTRA CORPORATION (the "Guarantor"), in favor of the Banks (as defined in the Credit Agreement referred to below). In consideration of the Banks giving, in their discretion, time, credit or banking facilities or accommodations to XTRA, Inc. and its successors (the "Customer"), the Guarantor agrees as follows:

        1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Banks the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Customer to the Banks, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising under the Revolving Credit and Term Loan Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of May 31, 1991 and amended and restated as of April 7, 1992 between the Customer, The First National Bank of Boston as Bid Agent, Continental Bank, N.A. as Administrative Agent and the banks which are or may become parties thereto (the "Obligations"). Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Bank first attempt to collect any of the Obligations from the Customer or resort to any security or other means of obtaining payment of the Obligations which the Banks now have or may acquire after the date hereof, or upon any other contingency whatsoever. Should the Customer default in the full and punctual payment or performance of any of the Obligations, the liabilities and obligations of the Guarantor hereunder shall become immediately due and payable to the Banks, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Banks on any number of occasions.

        2. GUARANTOR'S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Banks, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Banks in connection with the Obligations, this Guaranty and the enforcement thereof.

        3.      LIMITED GUARANTY.  The liability of the Guarantor shall be
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limited to the Obligations.

        4. WAIVERS BY GUARANTOR; BANKS' FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or

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hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Customer, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Bank to assert any claim or demand or to enforce any right or remedy against the Customer; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights any Bank may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights any Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or
(vii) to the fullest extent permitted by applicable law, any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

        5. UNENFORCEABILITY OF OBLIGATIONS AGAINST CUSTOMER. If for any reason the Customer has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the Obligations have become irrecoverable from the Customer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Customer, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

        6. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Customer arising as a result of payment by the Guarantor hereunder and will not prove any claim in competition with any Bank in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Customer in respect of any liability of the Guarantor to the Customer; and the Guarantor waives any benefit of and any right to participate in any collateral which may
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be held by any Bank.  The payment of any amounts due with respect to any indebtedness of the Customer now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Customer to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks and be paid over to the Banks on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

        7. SETOFF. Each Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty.

        8. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Guarantor hereby represents, warrants, and covenants to and with the Bank that:

             8.1. (a) CORPORATE STATUS. The Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property, conduct its business as now being conducted and to make and perform this Guaranty and the transactions contemplated hereby, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature and extent of the business conducted by it, or property owned by it, and applicable law required such qualification, except where the failure to so qualify would not have a material adverse effect on the Guarantor and its Subsidiaries, taken as a whole.

             (b) AUTHORIZATION. The execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary corporate action and will not violate any provision of law or any order of any court or governmental agency or the charter, or other incorporation papers or bylaws (or the equivalent thereof) of the Guarantor or conflict with, or result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation of any security interest, lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to any agreement, indenture or other instrument to which it is a party or by which it may be bound which would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

             (c) LITIGATION. Except as disclosed to the Banks in writing prior to the execution hereof, no action, suit, investigation or proceeding is pending or known to be threatened against or affecting the Guarantor which, if

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adversely determined, would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

        (d) ABSENCE OF DEFAULT. The Guarantor is not in default under any provision of its charter, or other incorporation papers, bylaw (or the equivalent thereof) or stock provisions or any amendment of any thereof, or any provision of law, or of any agreement, note, indenture or other instrument to which it is a party or by which it or any of its property is bound, or of any order of any court or public body or authority by which it or any of its property is bound, which would have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

        (e) NO CONSENTS REQUIRED. No license, consent or approval of or filing with any governmental body or other regulatory authority is required for the making and performance of this Guaranty by the Guarantor or any instrument or transaction contemplated herein. The Guarantor holds all certificates and authorizations of all governmental agencies and authorities required by law to enable it to engage in the business currently transacted by it, except where the failure to obtain such certificates and authorization would not have a material adverse effect upon the financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole.

        (f) ENFORCEABILITY. This Guaranty is the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

        (g) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Guarantor made herein shall survive until payment in full of all of the Obligations.

   8.2. CERTAIN NEGATIVE COVENANTS. The Guarantor covenants and agrees that, until all of the Obligations have been paid and satisfied in full, the following covenants will be complied with:

        (a) The Guarantor will not permit at any time the ratio of (a) Consolidated Liabilities of the Guarantor and its Subsidiaries to (b) Consolidated Net Worth of the Guarantor and its Subsidiaries to exceed 3.50 to 1.

        (b) The Guarantor will not create or suffer to exist any mortgage, pledge, deed of trust or security interest on the capital stock (or any indebtedness convertible in capital stock) of any of its Subsidiaries.

   9.      TERMINATION;  REINSTATEMENT.  The obligations of the Guarantor under this Guaranty shall remain in full force and effect until each Bank is given written notice of the Guarantor's intention to discontinue this Guaranty,
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                                      -6-




notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of each Bank at its head office or at the branch of such Bank where this Guaranty is given. No such notice shall affect any rights of any Bank or of any affiliate hereunder including, without limitation, the rights set forth in Sections 4 and 6, with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Customer and drawn on any Bank or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by such Bank after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by a Bank upon the insolvency, bankruptcy or reorganization of the Customer, or otherwise, all as though such payment had not been made or value received.

        10. SUCCESSORS AND ASSIGNS. The Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by each Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity and such other person or entity shall thereupon become vested to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein.

        11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless made in writing and the same shall be signed by the Co-Agents. No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        12. NOTICES. All notices and other communications called for hereunder shall be made in accordance with Section 22 of the Credit Agreement (and shall be deemed to be effective at the times provided therein), addressed as follows: if to the Guarantor, at the address set forth beneath the appropriate signature line hereto, and if to the Banks, at the addresses set forth for the Banks in the Credit Agreement, or at such address as any party may designate in writing.

        13. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts.
The Guarantor agrees that any suit for the enforcement of this Guaranty may be
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brought in the courts of the Commonwealth of Massachusetts or any Federal Court
sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address of the Customer specified in Section 22 of the Credit Agreement. The Guarantor hereby waives any objection that it may now or hereafter have the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

        14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions.

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first written above.


                                        XTRA CORPORATION

                                                 /s/  Michael J. Soja
                                        By:____________________________________

                                        Title:  Vice President Finance and
                                                Treasurer

                                        Address:


                                        Accepted and agreed to:

                                        THE FIRST NATIONAL BANK OF BOSTON

                                                 /s/ Iain C.A. Whitfield
                                        By:___________________________________

                                        Title:  Director


                                        CONTINENTAL BANK, N.A.

                                                 /s/  Bonita J. Althoff
                                        By:____________________________________

                                        Title:  Vice President


                                        THE BANK OF CALIFORNIA, N.A.

                                                 /s/  Robert J. Vernagallo
                                        By:____________________________________

                                        Title:  Vice President
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                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA

                                                 /s/  Scott Shannon
                                        By:____________________________________

                                        Title:  Vice President


                                        NATIONAL WESTMINSTER BANK USA

                                                 /s/  Michael McGrann
                                        By:____________________________________

                                        Title:  Assistant Treasurer

                             CONFIRMATION AGREEMENT


        This CONFIRMATION AGREEMENT (the "Agreement"), dated as of May 27, 1994, by and among XTRA Corporation (the "Guarantor"), The First National Bank of Boston, The Bank of California, N. A., ABN AMRO Bank N. V., National Westminster Bank USA (collectively, the "Banks") and The First National Bank of Boston, as agent for the Banks (the "Agent").

        WHEREAS, pursuant to that certain Restated Limited Guaranty, dated as of May 31, 1991 and restated as of April 7, 1992 (the "Guaranty"), from the Guarantor in favor of each of the Banks, the Guarantor has guaranteed to the Banks the full and punctual payment when due and the performance of all liabilities, agreements and other obligations of XTRA, Inc. (the "Customer") to the Banks under that certain Revolving Credit and Term Loan Agreement, dated as of May 31, 1991 and amended and restated as of April 7, 1992, as amended (as so amended, the "Original Credit Agreement") among the Customer, the Banks and the Agent; and

        WHEREAS, the Original Credit Agreement has been amended and restated in its entirety on the date hereof pursuant to that certain Amended and Restated Revolving Credit and Term Loan Agreement (the "Credit Agreement"), among the Customer, the Banks and the Agent; and

        WHEREAS, in order to induce the Banks and the Agent to enter into such amendment and restatement and as a condition precedent thereto, the Guarantor has agreed to confirm the continuation of its guaranty of the Obligations (as defined in the Guaranty);

        NOW THEREFORE, the Guarantor, the Agent and the Banks hereby agree as follows:

        Section 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Guaranty shall have the same meanings herein as in the Guaranty.

        Section 2. CONFIRMATION OF THE GUARANTY. The Guarantor hereby acknowledges the provisions of the Credit Agreement, including, without limitation, the extension of each Bank's Commitment (as defined in the Credit Agreement), subject to the terms of the Credit Agreement, to May 31, 1996. The Guarantor hereby confirms that Obligations (as defined in the Guaranty) includes all liabilities, agreements and obligations of the Customer to the Banks under the Credit Agreement, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising, and the Guarantor further confirms its absolute and unconditional guarantee of the Obligations (as so defined) to the Banks, as more fully described in the Guaranty.

        Section 3. MISCELLANEOUS PROVISIONS. (a) This Agreement is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.





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        (b)     This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

        IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the date first written above.

                                        XTRA CORPORATION


                                                  /s/  Christopher P. Joyce
                                        By:_____________________________________

                                           Title:  Treasurer


Accepted and agreed to:

THE FIRST NATIONAL BANK OF
  BOSTON, AS AGENT


       /s/  Iain C.A. Whitfield
By:_________________________________
   Title:  Managing Director


THE FIRST NATIONAL BANK
    OF BOSTON


        /s/  Iain C.A. Whitfield
By:_________________________________
  Title:  Managing Director

THE BANK OF CALIFORNIA, N. A.


        /s/  Alison Mason
By:_________________________________
   Title:  Corporate Banking Officer


ABN AMRO BANK N. V.





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



       /s/  James E. Davis
By:______________________________
    Title:  Vice President


NATIONAL WESTMINSTER BANK
  USA

        /s/  Harris Mehos
By:______________________________
   Title:  Vice President





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